SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                 CURRENT REPORT
                                       ON
                                    FORM 8-K

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): November 23, 2001

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                         WORLDWIDE FLIGHT SERVICES, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                 333-88593                     75-1932711
        (State or other         (Commission File               (I.R.S. Employer
        jurisdiction of              Number)                 Identification No.)
incorporation or organization)


                           1001 West Euless Boulevard
                                    Suite 320
                               Euless, Texas 76040

                    (Address of principal executive offices)


      (Registrant's telephone number, including area code): (817) 665-3200

Item 5.  Other Events.

         On October 5, 2001, Vinci Airport, Inc., a Delaware corporation, acquired all of the capital stock of WFS Holdings, Inc., a Delaware corporation which is the parent of Worldwide Flight Services, Inc. (the "Company"). Under the terms of the indenture governing the Company's 12 1/4% Senior Notes due 2007, the Company commenced a change of control offer on October 24, 2001 to repurchase its Senior Notes at 101% of their par value, plus accrued but unpaid interest. As of November 23, 2001, the date on which such offer expired, $5,500,000 aggregate principal amount of Senior Notes had been tendered to the Company.

         On November 26, 2001, the Company commenced a supplemental change of control offer to repurchase its Senior Notes, also at 101% of their par value plus accrued but unpaid interest. This supplemental offer expires on December 11, 2001.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Worldwide Flight Services, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    WORLDWIDE FLIGHT SERVICES, INC.

Date:  November 26, 2001            By: /s/ Jean-Francois Gouedard
                                    Name: Jean-Francois Gouedard
                                    Title: President and Chief Operating Officer